UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 9, 2008

Online Resources Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-26123	52-1623052
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4795 Meadow Wood Lane, Chantilly, Virginia		20151
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-653-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 9, 2008, the Board of Directors of Online Resources Corporation (the "Company") approved amendments to the Company’s Bylaws regarding advance notice of stockholder proposals at the Company’s annual meeting. The amendments revise Article I, Section 6 of the Company’s Bylaws to:

(i) clarify the requirements for a stockholder to be eligible to make a proposal or nomination at the Company’s annual meeting;
(ii) clarify certain advance notice requirements for stockholder proposals that relate to director nominations and those that relate to other business;
(iii) expand the information required from a stockholder submitting a proposal or nomination to include information regarding any agreements the stockholder has with affiliates or third parties concerning the proposal or nomination and any economic arrangements the stockholder has with respect to the Company’s stock (derivatives, swaps, etc.);
(iv) require a stockholder submitting a proposal or nomination to provide other information that would be required to be disclosed in a proxy solicitation regarding such proposal or nomination.

The preceding description is qualified in its entirety by reference to Article I, Section 6 of the Company's Bylaws, which is attached hereto as Exhibit 99.1 and incorporated herein by reference. A copy of Article I, Section 6 of the prior version of the Company’s Bylaws is attached hereto as Exhibit 99.2 for comparison.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Online Resources Corporation

December 15, 2008	By:	Catherine A. Graham

Name: Catherine A. Graham
Title: Executive Vice President, Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Amended Article I, Section 6 of Company's Bylaws
99.2	Prior version of Article I, Section 6 of Company's Bylaws